EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                               APHTON CORPORATION

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          I, THE  UNDERSIGNED,  in order to form a corporation  for the purposes hereinafter  stated,  under  and  pursuant  to the  provisions  of  the  General
Corporation Law of the State of Delaware, as from time to time amended, do hereby certify as follows:

          FIRST: The name of the Corporation is

                           APHTON CORPORATION

          SECOND: The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801, Delaware. The name of its registered agent in the State of Delaware at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time in effect.

          FOURTH: The total authorized capital stock of the Corporation shall be 32,000,000 shares consisting of:

          1. 30,000,000 shares of Common Stock, par value $.001; and

          2. 2,000,000 shares of Preferred Stock, par value $.001.

          The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon.

          FIFTH: The name and mailing address of the incorporator is as follows:


          Name                                   Mailing Address

          Josh DeRienzis                         1155 Avenue of the Americas
                                                 New York, New York  10036


          SIXTH: BOARD OF DIRECTORS

          1. The business of the Corporation shall be under the direction of a Board of Directors except as otherwise provided by law. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.


          2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors constituting the entire Board of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors (excluding, for the purpose of determining the number of directors constituting the entire Board, any vacancies in the Board of Directors). Commencing with the 1998 Annual Meeting of Stockholders of the Corporation, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1999 Annual Meeting of Stockholders, the term of office of the second class to expire at the 2000 Annual Meeting of Stockholders and the term of office of the third class to expire at the 2001 Annual Meeting of Stockholders, with each director to hold office until such director's successor shall have been duly elected and qualified. At each Annual Meeting of Stockholders, commencing with the 1999 Annual Meeting of Stockholders, (i) Directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

          3. Subject to the rights of the holders of any series of Preferred Stock then outstanding, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, disability, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected or qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          4. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause.

          5. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law, this Certificate of Incorporation or any series of Preferred Stock, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock entitled to vote for the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article SIXTH.

          SEVENTH: Subject to the rights of the holders of any series of Preferred Stock, (A) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders and (B) special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President or by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, this Certificate of Incorporation or any series of Preferred Stock, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of capital stock entitled to vote for the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article SEVENTH.

          EIGHTH: The Board of Directors may make, alter or repeal the ByLaws of the Corporation subject to the power of the holders of the capital stock of the Corporation to alter, amend or repeal the Bylaws.

          NINTH: The Directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.

          1. A Director of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those breaches and acts or omissions with respect to which the General Corporation Law of the State of Delaware, as from time to time amended, expressly provides that this provision shall not eliminate or limit such personal liability of Directors. Neither the modification or repeal of this paragraph 1 of Article NINTH nor any amendment to said General Corporation Law that does not have retroactive application shall limit the right of Directors hereunder to exculpation from personal liability for any act or omission occurring prior to such amendment, modification or repeal.

          2. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Bylaw shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Bylaw or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

          3. If a claim under paragraph (a) of this Bylaw is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          4. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          5. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.


          IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of October, 1997.



                               /s/ Josh DeRienzis
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                               Josh DeRienzis
                               Sole Incorporator